Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Rapid Bio Tests Corporation, a Nevada corporation (the "Company"), on Form 10-QSB for the period ending November 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Geoffrey V.F. Seaman, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Rapid Bio Tests Corporation, and will be retained by Rapid Bio Tests Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


/s/ Geoffrey V.F. Seaman
--------------------------
Geoffrey V.F. Seaman
Chief Executive Officer
January 14, 2004